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                                                                    Exhibit 23.1


                              ACCOUNTANTS' CONSENT

         We have issued our report dated February 10, 1999, accompanying the consolidated financial statements of Fidelity Financial of Ohio, Inc. for the year ended December 31, 1998 which are incorporated by reference in the Corporation's Form S-4 to be filed with the Securities and Exchange Commission on or about October 8, 1999. We hereby consent to the incorporation by reference of said report in the Proxy/Prospectus.


/s/ Grant Thornton LLP

Cincinnati, Ohio
October 8, 1999